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                                                                    EXHIBIT 10.1

                  RESIGNATION AGREEMENT AND GENERAL RELEASE

      This Resignation Agreement and General Release ("Agreement") is entered into by and between Apogee Enterprises, Inc., a Minnesota corporation (the "Company") and James L. Martineau (the "Executive") as of the later of the dates set forth on the signature page hereof. In consideration of the mutual covenants, promises and agreements contained in this Agreement, the Company and the Executive agree as follows:

      1. Resignation. The Executive hereby resigns his employment as Executive Vice President of the Company, effective July 1, 1998. The Executive will continue to serve as a member of the Company's Board of Directors and will be eligible for reelection to the Board.

      2. Consulting Services. The Company hereby retains the Executive to provide consulting services to the Company and its subsidiaries from time to time as requested during the period from July 1, 1998, through July 1, 2001. The Company will pay to the Executive a fee of $250,000 per year in consideration of such services. Such fee will be paid in equal monthly installments of $20,833.33 during the three-year term, at the beginning of each calendar month. A prorated portion of such fee shall be payable upon the termination of this Agreement, if such termination occurs other than at the end of a month. The Company will reimburse the Executive for all necessary and reasonable expenses incurred in connection with the performance of consulting services hereunder, provided the Executive promptly submits documentation of such expenses acceptable to the Company.

      If the Executive should die or become incompetent due to disability prior to July 1, 2001, the Company will: (a) continue to make the payments provided in this Section to the Executive's estate or legal representative through the end of the calendar year in which the Executive's death or disability occurs; and
(b) pay to the Executive's estate or legal representative, between January 1 and January 15 of the calendar year following the year of the Executive's death or disability, a lump sum payment equal to the total amount of the remaining payments payable after the end of the calendar year in which the Executive's death or disability occurs, discounted at the U.S. Bank National Association Reference Rate in effect on January 1 of the year of payment; provided, however, that if the Executive's estate or legal representative elects to continue receiving the payments provided in this Section on the schedule provided in this Section, the remaining payments payable after the end of the calendar year in which the Executive's death or disability occurs will be paid according to such schedule. Such election must be made within ninety (90) days of the Executive's death or disability, but in no event prior to the end of the calendar year in which the Executive's death or disability occurs, and must be made in writing by delivery of notice to the Company.
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      The parties agree that the Executive will provide the services referenced in this Section as an independent contractor of the Company, and under no circumstances shall the Executive be considered an employee of the Company.

      The Company shall have the right to terminate the Executive's consulting services without further obligation to the Executive under this Section 2 for Cause. "Cause" shall mean: (a) any fraud, misappropriation, theft, embezzlement, or other illegal or dishonest act by the Executive; (b) any conviction of or nolo contendere plea to a felony or gross misdemeanor by the Executive; (c) intentional or reckless misconduct by the Executive in the performance of his consulting services; (d) material failure by the Executive to provide his consulting services to the Company; or (e) any material breach by the Executive of his obligations under this Agreement.

      3. Medical and Dental Insurance. The Company will continue to pay the Executive's group medical and dental insurance premiums for coverage for the Executive and his family for a period of 18 months following July 1, 1998, provided the Executive elects to continue such coverage pursuant to COBRA. Thereafter, and until the Executive reaches the age of 65, the Company will reimburse the Executive for the cost of medical insurance for the Executive and his spouse which is reasonably equivalent to the medical insurance covering the Executive and his spouse at the time of his resignation.

      4. Stock Options. The exercisability of all stock options granted to the Executive under the Incentive Stock Option Agreements dated June 20, 1995, and April 18, 1997 (collectively, the "ISO Agreements"), and the Non-Statutory Stock Option Agreements dated June 18, 1996, and April 18, 1997 (collectively, with the ISO Agreements, the "Option Agreements"), is hereby accelerated so that all such options not otherwise exercisable as of July 1, 1998, will become exercisable on or after July 1, 1998. All other terms of the Option Agreements will remain in effect, except that, to the extent the options granted under the ISO Agreements no longer qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended, as a result of such acceleration of exercisability, such options shall automatically be deemed to be converted into and become non-statutory options.

      The Company will pay to the Executive the total sum of $227,200 to compensate him for the reduction in value of the options under the ISO
Agreements and the Non-Statutory Stock Option Agreement dated April 18, 1997, which reduction is due to the Executive's resignation. This sum shall be paid as follows: (a) two installments of $75,730 each will be paid to the Executive on June 1, 1999, and June 1, 2000, respectively; and (b) a third installment of $75,740 will be paid to the Executive on July 1, 2001. All payments provided in this paragraph will be subject to required tax withholding.
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         5. Release. In exchange for the Company's commitments specified in this
Agreement, the Executive fully releases and discharges the following entities and persons from all legal claims, whether known or unknown: the Company, its subsidiaries, its related and/or affiliated companies, and all of the respective officers, shareholders, directors, employees, agents, and insurers of the Company, its subsidiaries, and its related and/or affiliated companies.

      The Executive acknowledges that by releasing all of his legal claims against these entities and persons, he is releasing all of his rights to bring any claims against them based on any actions, decisions, or events occurring through the date of the Executive's signing of this Agreement, including the terms and conditions of the Executive's employment and the Executive's resignation of his employment. The Executive's release includes any claims based upon:

                  o Federal, state or local employment discrimination laws, regulations or requirements, including the Minnesota Human Rights Act, Minn. Stat. Ch. 363; Minn. Stat. ss.181.81; Title VII of the Civil Rights Act, 42 U.S.C. ss.ss.2000e, et seq.; the Age Discrimination in Employment Act, 29 U.S.C. ss.ss.621, et seq.; and the Americans with Disabilities Act, 42 U.S.C. ss.ss.12101, et seq.;

                  o Any other statute, ordinance, or regulation;

                  o Any contract, quasi-contract or promissory estoppel;

                  o Any tort, including wrongful discharge, misrepresentation, fraud, infliction of emotional distress, or defamation; or

                  o Any other theory, whether developed or undeveloped.

      The foregoing release of Executive does not apply to his executory rights under this Agreement, the option agreements referenced in Section 4 of this Agreement, or the Company's Partnership Plan (Pool A and Pool B), Deferred Compensation Plan, TRIP and ARP, or any other Company plan with benefits in which the Executive is vested as of the date hereof.

         6. Non-Disclosure of Confidential Information. The Executive agrees that any Confidential Information received by him as a result of his employment with the Company, or as a result of his continuing consulting services to the Company under this Agreement, shall be the property of the Company and shall be held in trust by him and solely for the Company's benefit. Except as required in the course of his duties to the Company, the Executive agrees that he will not, either during the term of this Agreement
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or at any time thereafter, use or divulge or make accessible to any other person any Confidential Information. "Confidential Information" shall mean information of or about the Company, its products, services or customers which is not generally known to others, including trade secret information about the Company's methods or processes or products, and information relating to research, development, manufacture, purchasing, accounting, marketing, merchandising, selling, servicing, customers, finance or business systems and techniques. All information disclosed to the Executive or to which he obtained access during the period of his employment or during the term of this Agreement, which he has a reasonable basis to believe to be Confidential Information, shall be presumed to be Confidential Information. As used in this Section 6, the term "Company" shall be deemed to mean and include the Company, its subsidiaries
(past and present) and its related and affiliated companies (past and present).

      The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or that subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Executive.

         7. Covenant Not to Compete or Solicit.

         (a) Agreement Not to Compete. The Executive agrees that, during the term of the Executive's consulting services hereunder, he will not, directly or indirectly: (i) engage in competition with the Company or with any of the Company's subsidiaries or affiliates in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) in any phase of the business of the Company or any of its subsidiaries or affiliates; (ii) solicit from the Company's customers or the customers of any of the Company's subsidiaries or affiliates any business that the Company or any of its subsidiaries or affiliates is capable of performing; or (iii) induce, either directly or indirectly, any employee, agent, independent contractor, supplier, customer or any other person or organization to terminate or alter its relationship with the Company or with any of the Company's subsidiaries or affiliates.

         (b) Geographic Extent of Covenant. The obligations of the Executive under this Section 7 shall apply to any place in the United States in which the Company or any of its subsidiaries or affiliates: (i) has engaged in business within the three years prior to the Executive's resignation of his employment with the Company, or during the term of this Agreement, through production, promotional, servicing, sales, merchandising or marketing activity, or otherwise; or (ii) has otherwise established its goodwill, business reputation, or any customer or supplier relations.

         (c) Limitation on Covenant. Ownership by the Executive, as a passive investment, of less than five percent (5%) of the outstanding shares of capital stock of any
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corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 7.

         (d) Indirect Competition. The Executive agrees that, during the term of this Agreement, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7, if such activity were carried out by the Executive, either directly or indirectly; and in particular, the Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

         (e) Company Remedies. The Executive acknowledges that the remedy at law for any breach of the foregoing covenants of this Section 7 will be inadequate, and that the Company shall be entitled, in addition to any remedy at law, to preliminary and permanent injunctive relief.

         8. Acceptance Period. The terms of this Agreement will be open for acceptance by the Executive for a period of 21 days, during which time the Executive may consider whether or not to accept this Agreement and seek counsel to advise him regarding this Agreement. The Executive agrees that changes to this Agreement, whether material or immaterial, will not restart this acceptance period.

         9. Right to Revoke. The Executive has the right to revoke this Agreement by written notice to the Company within fifteen (15) calendar days following his signing of it. Such revocation must be in writing and hand-delivered to the Company or, if sent by mail, postmarked within the applicable time period and sent by certified mail, return receipt requested. Such revocation must be delivered or sent to the following address: Donald W. Goldfus, Apogee Enterprises, Inc., 7900 Xerxes Avenue South, Suite 1800, Minneapolis, MN 55431-1159.

      If the Executive exercises his right to revoke this Agreement, it will be nullified in its entirety, and the neither party will have any rights or obligations hereunder.

         10. Confidentiality. The Executive agrees to keep the terms of this Agreement strictly confidential. The Executive agrees not to disclose any information concerning this Agreement to any person, including any present or former employee of the Company. These confidentiality provisions are subject to the following exceptions: the Executive may disclose this Agreement to his present or future attorneys, financial advisors, or tax advisors; in the course of legal proceedings involving the Company; or in response to a court order, subpoena or inquiry by a government agency.

         11. No Assignment. This Agreement is personal to the Executive and may not be assigned by him.
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         12. Governing Law; Severability. This Agreement shall be governed by the laws of the State of Minnesota. To the extent any provision of this Agreement shall be determined to be invalid or unenforceable in any jurisdiction, such provision shall be deemed to be deleted from this Agreement as to such jurisdiction only, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. In furtherance of and not in limitation of the foregoing, the Executive expressly agrees that should the duration of or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid or enforceable under applicable law in a given jurisdiction, then such provision, as to such jurisdiction only, shall be construed to cover only that duration, extent or activities that may validly or enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law in each applicable jurisdiction.

         13. Venue. Any action at law, suit in equity, or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement or any provision hereof, shall be litigated only in the courts of the State of Minnesota, County of Hennepin, and the Executive waives any right the Executive may have to transfer or change the venue of any litigation brought against the Executive by the Company.

         14. Entire Agreement. This Agreement contains the entire agreement between the Executive and the Company with respect to the matters addressed herein, and there are no promises or understandings outside of this Agreement with respect to such matters. Any modification of or addition to this Agreement must be in a writing signed by the Executive and the Company.

         15. Acknowledgment. The Executive affirms that he has read this Agreement. The Executive is hereby advised to consult with an attorney prior to signing this Agreement. The Executive agrees that the provisions of this Agreement are understandable to him and that he has entered into this Agreement freely and voluntarily.



Dated: September 17, 1998              By  /s/ James L. Martineau
                                         ---------------------------
                                       James L. Martineau

Dated: September 28, 1998              APOGEE ENTERPRISES, INC.

                                       By Donald W. Goldfus

                                       Its Chairman